UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2005, the Compensation Committee (the "Committee") of the Board of Directors of CSK Auto, Inc. ("Company"), wholly owned subsidiary of CSK Auto Corporation, adopted the 2005 General and Administrative Staff Incentive Plan ("Staff Plan"), applicable to certain eligible associates and officers (including the Company’s senior executive officers other than the Executives (defined hereafter)) (collectively, the "Eligible Associates") of the Company, and the 2005 Executive Incentive Plan ("Executive Plan"), applicable to the Chairman & Chief Executive Officer and President & Chief Operating Officer (collectively, the "Executives") of the Company.

The Staff Plan is intended to provide Eligible Associates with an opportunity to directly share in the success of the Company by paying them cash bonuses for outstanding individual, department and Company achievements during the 2005 fiscal year. The Executive Plan is intended to provide the Executives with an opportunity to directly share in the success of the Company by paying them cash bonuses for outstanding Company achievements during the 2005 fiscal year. Both the Staff Plan and the Executive Plan are also intended to assist the Company in attracting, retaining and motivating key personnel.

Bonuses under the Staff Plan are payable to Eligible Associates upon achievement by the Company of specified targets relative to (i) earnings per share (EPS), (ii) earnings before interest, depreciation and amortization (EBITDA), and (iii) cash flow goals, as well as achievement of individual performance goals, for fiscal 2005. Bonuses under the Executive Plan are payable to the Executives upon achievement by the Company of specified targets relative to EPS, EBITDA and cash flow goals for fiscal 2005.

Bonuses for Eligible Associates and Executives under both the Staff and Executive Plans are calculated using a predetermined percentage of a participant’s annual base salary relative to each specified target level for each of the three Company performance goals (i.e., EPS, EBITDA and cash flow) and, as respects the Staff Plan, the Eligible Associate’s level of individual performance. Bonus amounts for the Company’s senior executive officers under the Staff Plan may not exceed 100% of each such officer’s annual base salary in effect as of the end of fiscal 2005; maximum bonus amounts for other Eligible Associates under the Staff Plan range from fixed dollar amounts to 85% of their annual base salary. Bonus amounts for the Executives under the Executive Plan may not exceed 160% of each Executive’s annual base salary in effect as of the end of fiscal 2005.

Awards under the 2005 Staff and Executive Plans will be payable in the spring of 2006 (or as soon thereafter as is reasonably feasible). The Staff Plan is administered by the Chairman & Chief Executive Officer and President & Chief Operating Officer, in consultation with, and upon obtaining appropriate approvals by, the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors has sole authority with respect to awards (if any) made to the Executives under the Executive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

August 22, 2005	By:	/s/ Randi V. Morrison

Name: Randi V. Morrison
Title: Vice President, General Counsel and Secretary